UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

B-MAVEN, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-176376	45-2808620
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

428 Katindig Avenue Quezon City, Metro Manila, Philippines
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors; Appointment of Certain Officers

On May 14, 2013, the Company accepted the resignation of Anna C. Jones as the sole director and officer of the Company and accepted the appointment of Restituto S. Cenia Jr. to serve in her stead.

Restituto S. Cenia Jr., aged 38, has been appointed as the sole director and officer of the Company.  Mr. Cenia holds a Bachelors degree in Business and Commerce from Mapua Institute, Manila, Philippines.  From 2007 to the present, he has been the financing manager for Perpetua Global Inc., Manila, Philippines, where he has been responsible for administrative matters for small business financing.  Prior to this, from 2000-2007, Mr. Cenia was a lending/finance officer for Coastal Trading, based in Las Pinas, Philippines, where he was primarily responsible for financing and loan applications for small businesses and their owners.

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

Not applicable.

(b)

Pro forma financial information.

Not applicable.

(c)

Shell company transactions.

Not applicable.

(d)

Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-MAVEN, INC.

Date: May 16, 2013

/s/ Restituto S. Cenia Jr.

RESTITUO S. CENIA JR.